Exhibit 99.1

News Release

www.nortel.com

FOR IMMEDIATE RELEASE:	March 18, 2005

For more information:

Media Marion MacKenzie (905) 863-1035 mackenm@nortel.com	Investors (888) 901-7286 (905) 863-6049 investor@nortel.com

Nortel Files Third Quarter 2004 Financial Statements

TORONTO — Nortel* Networks Corporation [NYSE/TSX:NT] today announced that it and its principal operating subsidiary, Nortel Networks Limited (“NNL”), have filed their unaudited financial statements for the third quarter of 2004 prepared in accordance with United States generally accepted accounting principles, and related Quarterly Reports on Form 10-Q and corresponding Canadian filings. Annexed to this press release is certain selected unaudited financial information of the Company for such quarterly period.

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About Nortel

Nortel is a recognized leader in delivering communications capabilities that enhance the human experience, ignite and power global commerce, and secure and protect the world’s most critical information. Serving both service provider and enterprise customers, Nortel delivers innovative technology solutions encompassing end-to-end broadband, Voice over IP, multimedia services and applications, and wireless broadband designed to help people solve the world’s greatest challenges. Nortel does business in more than 150 countries. For more information, visit Nortel on the Web at www.nortel.com. For the latest Nortel news, visit www.nortel.com/news.

Certain information included in this press release is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the outcome of regulatory and criminal investigations and civil litigation actions related to Nortel’s restatements and the impact any resulting legal judgments, settlements, penalties and expenses could have on Nortel’s results of operations, financial condition and liquidity; the findings of Nortel’s independent review and implementation of recommended remedial measures; the outcome of the independent review with respect to revenues for specific identified transactions, which review will have a particular emphasis on the underlying conduct that led to the initial recognition of these revenues; the restatement or revisions of Nortel’s previously announced or filed financial results and resulting negative publicity; the existence of material weaknesses in Nortel’s internal controls over financial reporting; the impact of Nortel’s and NNL’s failure to timely file their financial statements and related periodic reports, including breach of its support facility and public debt obligations and Nortel’s inability to access its shelf registration statement filed with the United States Securities and Exchange Commission (“SEC”); ongoing SEC reviews, which may result in changes to our public filings; the potential delisting or suspension of Nortel’s and NNL’s publicly traded securities; the impact of management changes, including the termination for cause of Nortel’s former CEO, CFO and Controller in April 2004; the sufficiency of Nortel’s restructuring activities, including the work plan announced on August 19, 2004 as updated on September 30, 2004, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; cautious or reduced spending by Nortel’s customers; fluctuations in Nortel’s operating results and general industry, economic and market conditions and growth rates; fluctuations in Nortel’s cash flow, level of outstanding debt and current debt ratings; Nortel’s ability to recruit and retain qualified employees; the use of cash collateral to support Nortel’s normal course business activities; the dependence on Nortel’s subsidiaries for funding; the impact of Nortel’s defined benefit plans and deferred tax assets on results of operations and Nortel’s cash flow; the adverse resolution of class actions, litigation in the ordinary course of business, intellectual property disputes and similar matters; Nortel’s dependence on new product development and its ability to predict market demand for particular products; Nortel’s ability to integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; barriers to international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization and consolidation in the telecommunications industry; changes in regulation of the Internet; the impact of the credit risks of Nortel’s customers and the impact of customer financing and commitments; stock market volatility generally and as a result of acceleration of the settlement date or early settlement, which is currently not available, of Nortel’s forward purchase contracts; the impact of Nortel’s supply and outsourcing contracts that contain delivery and installation provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; and the future success of Nortel’s strategic alliances. For additional information with respect to certain of these and other factors, see the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed by Nortel with the SEC. Unless otherwise required by applicable securities laws, Nortel disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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*Nortel, the Nortel logo and the Globemark are trademarks of Nortel.

NORTEL NETWORKS CORPORATION
Consolidated Statements of Operations (unaudited)

	Three months ended September 30,		Nine months ended September 30,
(US GAAP; millions of U.S. dollars, except per share amounts)	2004	2003	2004	2003

		As restated		As restated
Revenues	$2,179	$2,344	$7,213	$6,927
Cost of revenues	1,393	1,214	4,319	4,020

Gross profit	786	1,130	2,894	2,907

Selling, general and administrative expense	512	527	1,596	1,458
Research and development expense	501	455	1,465	1,440
Amortization of acquired technology and other	2	32	7	98
Deferred stock option compensation	–	1	–	16
Special charges	93	80	99	198
(Gain) loss on sale of businesses and assets	(39)	(17)	(114)	(6)

Operating earnings (loss)	(283)	52	(159)	(297)

Other income (expense) — net	44	148	112	302
Interest expense
Long-term debt	(45)	(45)	(132)	(136)
Other	(3)	(8)	(18)	(22)

Earnings (loss) from continuing operations before income taxes, minority interests and equity in net loss of associated companies	(287)	147	(197)	(153)
Income tax benefit (expense)	30	(36)	32	4

	(257)	111	(165)	(149)

Minority interests — net of tax	(7)	(10)	(29)	(52)
Equity in net loss of associated companies — net of tax	–	(13)	(2)	(38)

Net earnings (loss) from continuing operations	(264)	88	(196)	(239)
Net earnings (loss) from discontinued operations — net of tax	5	43	12	157

Net earnings (loss) before cumulative effect of accounting change	(259)	131	(184)	(82)
Cumulative effect of accounting change — net of tax	–	–	–	(12)

Net earnings (loss)	$(259)	$131	$(184)	$(94)

Basic earnings (loss) per common share
- from continuing operations	$(0.06)	$0.02	$(0.04)	$(0.06)
- from discontinued operations	0.00	0.01	0.00	0.04

Basic earnings (loss) per common share	$(0.06)	$0.03	$(0.04)	$(0.02)

Diluted earnings (loss) per common share
- from continuing operations	$(0.06)	$0.02	$(0.04)	$(0.06)
- from discontinued operations	0.00	0.01	0.00	0.04

Diluted earnings (loss) per common share	$(0.06)	$0.03	$(0.04)	$(0.02)

Please refer to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 including the Notes to the Consolidated Financial Statements (unaudited) and Management’s Discussion and Analysis of Financial Condition and Results of Operations.

NORTEL NETWORKS CORPORATION
Consolidated Balance Sheets (unaudited)

	September 30,	December 31,
(US GAAP; millions of U.S. dollars)	2004	2003

ASSETS
Current assets
Cash and cash equivalents	$3,390	$3,997
Restricted cash and cash equivalents	77	63
Accounts receivable — net	2,134	2,505
Inventories — net	1,503	1,190
Income taxes recoverable	53	90
Deferred income taxes — net	229	369
Other current assets	312	315

Total current assets	7,698	8,529

Investments	170	244
Plant and equipment — net	1,591	1,656
Goodwill	2,304	2,305
Intangible assets — net	79	86
Deferred income taxes — net	3,610	3,397
Other assets	337	374

Total assets	$15,789	$16,591

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Notes payable	$13	$17
Trade and other accounts payable	703	861
Payroll and benefit-related liabilities	507	764
Contractual liabilities	636	530
Restructuring liabilities	190	206
Other accrued liabilities	2,400	2,505
Long-term debt due within one year	13	119

Total current liabilities	4,462	5,002

Long-term debt	3,862	3,891
Deferred income taxes — net	170	191
Other liabilities	2,938	2,945

Total liabilities	11,432	12,029

Minority interests in subsidiary companies	619	617

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Common shares, without par value — Authorized shares: unlimited; Issued and outstanding shares:
4,272,671,213 as of September 30, 2004 and 4,166,714,475 as of December 31, 2003	33,840	33,674
Additional paid-in capital	3,261	3,341
Accumulated deficit	(32,716)	(32,532)
Accumulated other comprehensive loss	(647)	(538)

Total shareholders’ equity	3,738	3,945

Total liabilities and shareholders’ equity	$15,789	$16,591

Please refer to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 including the Notes to the Consolidated Financial Statements (unaudited) and Management’s Discussion and Analysis of Financial Condition and Results of Operations.

NORTEL NETWORKS CORPORATION
Consolidated Statements of Cash Flows (unaudited)

	Nine months ended September 30,
(US GAAP; millions of U.S. dollars)	2004	2003

		As restated
Cash flows from (used in) operating activities
Net earnings (loss) from continuing operations	$(196)	$(239)
Adjustments to reconcile net earnings (loss) from continuing operations to net cash from (used in) operating activities, net of effects from acquisitions and divestitures of businesses:
Amortization and depreciation	260	429
Non-cash portion of special charges and related asset write downs	—	87
Equity in net loss of associated companies	2	38
Stock option compensation	55	35
Deferred income taxes	(12)	(17)
Other liabilities	190	94
Gain on repurchases of outstanding debt securities	—	(4)
(Gain) loss on sale or write down of investments and businesses	(147)	(8)
Other — net	(288)	(618)
Change in operating assets and liabilities	(325)	(82)

Net cash from (used in) operating activities of continuing operations	(461)	(285)

Cash flows from (used in) investing activities
Expenditures for plant and equipment	(194)	(105)
Proceeds on disposals of plant and equipment	10	22
Acquisitions of investments and businesses — net of cash acquired	(7)	(53)
Proceeds on sale of investments and businesses	143	51

Net cash from (used in) investing activities of continuing operations	(48)	(85)

Cash flows from (used in) financing activities
Increase (decrease) in notes payable — net	(2)	(39)
Repayments of long-term debt	(107)	(267)
Repayments of capital leases payable	(5)	(9)
Dividends paid by subsidiaries to minority interests	(24)	(26)
Issuance of common shares	30	2

Net cash from (used in) financing activities of continuing operations	(108)	(339)

Effect of foreign exchange rate changes on cash and cash equivalents	(6)	97

Net cash from (used in) continuing operations	(623)	(612)
Net cash from (used in) discontinued operations	16	389

Net increase (decrease) in cash and cash equivalents	(607)	(223)
Cash and cash equivalents at beginning of period	3,997	3,790

Cash and cash equivalents at end of period	$3,390	$3,567

Please refer to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 including the Notes to the Consolidated Financial Statements (unaudited) and Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Segment revenues

The following table summarizes our revenues for the three and nine months ended September 30, 2004 and 2003, respectively, by segment:

(US GAAP; millions	For the three months ended September 30,				For the nine months ended September 30,
of U.S. dollars)	2004	2003	$ Change	% Change	2004	2003	$ Change	% Change

Wireless Networks	$1,054	$1,111	$(57)	(5)	$3,560	$2,953	$607	21
Enterprise Networks	591	545	46	8	1,703	1,650	53	3
Wireline Networks	379	423	(44)	(10)	1,262	1,433	(171)	(12)
Optical Networks	155	260	(105)	(40)	680	865	(185)	(21)
Other(a)	–	5	(5)	(100)	8	26	(18)	(69)

Consolidated	$2,179	$2,344	$(165)	(7)	$7,213	$6,927	$286	4

(a)	“Other” represented miscellaneous business activities and corporate functions.

Geographic revenues

The following table summarizes our geographic revenues for the three and nine months ended September 30, 2004 and 2003, respectively, based on the location of the customer:

(US GAAP; millions	For the three months ended September 30,				For the nine months ended September 30,
of U.S. dollars)	2004	2003	$ Change	% Change	2004	2003	$ Change	% Change

United States	$1,114	$1,175	$(61)	(5)	$3,653	$3,483	$170	5
EMEA(a)	581	545	36	7	1,820	1,680	140	8
Canada	122	124	(2)	(2)	413	389	24	6
Asia Pacific	227	360	(133)	(37)	904	992	(88)	(9)
CALA(b)	135	140	(5)	(4)	423	383	40	10

Consolidated	$2,179	$2,344	$(165)	(7)	$7,213	$6,927	$286	4

(a)	The Europe, Middle East and Africa region, or EMEA.
(b)	The Caribbean and Latin America region, or CALA.

Please refer to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 including the Notes to the Consolidated Financial Statements (unaudited) and Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The table below sets forth selected unaudited results for the third quarter of 2004. Also provided are the previously announced limited unaudited estimates for the third quarter of 2004.

(billions of U.S. dollars, except per share amounts)

	Q3 2004
	Previously
	Announced
	Estimates	As Reported
Revenue	2.27	2.179
Gross Margin $	0.84	0.786
%	37%	36%
SG&A/R&D	1.05	1.013
(L)EPS Cont. Ops.	(0.06)	(0.06)
(L)EPS Disc. Ops.	0.00	0.00
(L)EPS	(0.06)	(0.06)

Cash	3.4	3.390

Please refer to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 including the Notes to the Consolidated Financial Statements (unaudited) and Management’s Discussion and Analysis of Financial Condition and Results of Operations.